Exhibit 16.1

January 30, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Unitil Corporation’s statements included under Item 4.01 of its Form 8-K/A filed on January 30, 2014, and we agree with such statements concerning our firm.

/s/ McGladrey LLP

Boston, Massachusetts